Exhibit 99.1

Press Release #202101	FOR IMMEDIATE RELEASE	January 14, 2021

Enertopia Provides Corporate Update

Kelowna, BC-Enertopia Corporation (ENRT) on the OTC (the "Company" or "Enertopia") is pleased to announce it has closed $180,000 from a Private Placement. Enertopia will be issuing 3,000,000 common shares at USD $0.06 and 1,500,000 whole warrants that expire on January 14, 2022, with an exercise price of USD $0.09 per whole warrant during the 12-month period.

No finders fees were paid with respect to this financing.

Lithium Claystone Testing Update:

The Company is waiting for one new piece of additional test equipment for the next phase of solution testing. Once received, this will enable the Company to further analyze the patent potential of its synthetic solution process in a low CAPEX mining and processing scenario.

Additionally, 2021 will also see renewed activity on our Clayton Valley lithium project as we continue to move the project forward. "Enertopia looks forward to expanding our modern technology to create a better way to mine and protect our environment. We are enthusiastic in becoming the leaders in this mining method," Stated President and CEO Robert McAllister

Solar Patent Technology Update:

On December 15th, 2020 The Company announced the acquisition of USPTO Patent #6,024,086, since that time The Company's Clean Energy advisors have been working to update the patent.  The Company will provide further information once the updated patents pending have been filed.

Enertopia Corp. continues to review and test additional technologies as it works to make mining a more ESG friendly industry. The Company expects to announce additional patented & patent pending technologies in calendar year 2021based on our due diligence and own testing research.

All issued shares will be subject to a hold period, for any resale into the United States under Rule 144, of six months and one day. Proceeds of the Private Placement will be used for continued Lithium Brine division development, additional technology, and general working capital. The Private Placement will be subject to normal regulatory approvals.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia:

A Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV and green technologies to build shareholder value.

Enertopia shares are quoted in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.888.ENRT201

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, or that current talks with respect to potential joint ventures or partnerships will result in definitive agreements. There can be no assurance that patent #6,024,086 will have will a positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.